UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2004

California Coastal Communities, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17189	02-0426634
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 30, 2004, the Registrant issued a press release announcing the release of the California Coastal Commission staff’s report recommending denial of the Registrant’s Coastal Development Permit application on the upper bench of the Bolsa Chica mesa at the public hearing on August 12th.  The staff recommendation is not binding on the Commission, and the Commission has often approved development plans despite contrary staff recommendations.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

99.1 Press Release of the Registrant, dated July 30, 2004 announcing the release of the Coastal Commission staff's report on the Bolsa Chica upper bench.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

California Coastal Communities, Inc.
Date: August 2, 2004	By:	/s/ Sandra G. Sciutto
Sandra G. Sciutto
Chief Financial Officer